Exhibit 10.4
Execution Version

EXECUTIVE CHAIR AGREEMENT

THIS AGREEMENT (together with its schedules, are referred to herein as the “Agreement”), is made between Open Text Corporation, a corporation incorporated under the laws of Canada (the “Corporation”), and P. Thomas Jenkins (the “Executive Director”) and effective as of August 11, 2025 (“Effective Date”).

WHEREAS the Executive Director currently serves as a member of the Board of Directors and the Chair of the Board of Directors of the Corporation (the “Board”);
AND WHEREAS the Corporation and the Executive Director mutually desire that the Executive Director provide additional services to the Corporation as Executive Chair (the “Executive Chair”) of the Board on the terms and conditions set forth in this Agreement, including without limitation in the Restrictive Covenants Agreement (as defined below) set forth in Schedule “A”;
AND WHEREAS the Executive Director, through South Sound Advisory, SEZC (“SSA”), has contemporaneously entered into a separate agreement with the Corporation (the “Consulting Agreement”) to provide the services of the Corporation’s Chief Strategy Officer on the terms and conditions set out therein;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.Services

(a)During the Term (as defined in Section 3 hereof), the Executive Director shall be engaged to perform consulting services as Executive Chair and as a member of the Corporation’s executive committee (the “Executive Committee”), which was established by the Board to support the executive leadership team during the transition period following the departure of Mark J. Barrenechea from his roles as Chief Executive Officer, Chief Technology Officer, and Vice Chairman of the Board, as set forth herein and as may be assigned by the Corporation from time to time. The Executive Director shall perform services of Executive Chair primarily from the Executive Director’s jurisdiction of residence, provided that the proper performance of the services may require the Executive Director to engage in business travel from time to time.

(b)As Executive Chair, the Executive Director will perform his services as Executive Chair consistent with the duties and responsibilities of an executive management member in relation to major business transactions and strategies working in concert, as appropriate, with the Executive Committee and members of senior management of the Corporation. In addition, the Executive Director will continue to serve as a Director of the Board in his individual capacity under terms consistent with elected Board members, provided the Executive Director is elected to the Board by shareholders of the Corporation at meetings of shareholders where directors are elected (in accordance with majority voting requirements and corporate law) and is not removed by shareholders pursuant to corporate law and with his continuing nomination for his re-election being subject to the normal Board processes regarding nomination of directors. The Executive Director shall at all times comply with applicable laws in the performance of the services.

(c)During the Term, the Executive Director shall devote his full working time, energy and attention to the performance of the services and responsibilities hereunder and shall diligently act in and endeavor to promote the business and best interests of the Corporation. The Executive Director shall act in a manner that is consistent with achieving the objectives of Corporation, and shall at no time engage in activities that are detrimental to or conflict with the interests of Corporation during the Term of this Agreement.

(d)It is acknowledged that the Executive Director shall be permitted to provide his services to SSA in connection with its provision of services to the Corporation under and subject to the terms and conditions of the Consulting Agreement and, to the extent that it does not interfere with the performance of Executive Director's duties hereunder, Executive Director may (i) with the prior consent of the Board, serve on the board of directors or equivalent body of up to one other company that is not a competitor of the Corporation; (ii) serve on the boards of directors or equivalent bodies of trade associations and/or charitable organizations; (iii) engage in charitable activities and community affairs; and (iv) manage his personal, financial and legal affairs. The Executive Director currently serves as Chairman of the board of directors of Darwin CX, which was previously approved by the Board.

2.Fees and Expenses

(a)Base Fee – In addition, to the compensation received as the Chair and Director of the Board of the Corporation, as compensation for the agreements made by the Executive Director herein and the performance by the Executive Director of the obligations hereunder, the Corporation shall pay the Executive Director a base fee at the rate of US$100,000 per quarter commencing in the three month period ending September 30, 2025 through to and including the three month period ending December 31, 2027 (the “Base Fee”). The Base Fee in respect of the three-month period ending September 30, 2025 shall not be prorated.

(b)Reimbursement of Expenses – During the Term, the Corporation shall reimburse the Executive Director for reasonable business expenses in accordance with applicable Corporation policy incurred by the Executive Director in performing the services under this Agreement.

(c)Consideration – In consideration of the Executive Director agreeing to the terms and conditions of and executing this Agreement, the Executive Director shall receive a one-time fee payment of US$100,000.

(d)The Corporation shall have no liability to the Executive Director for the Executive Directors services other than the amounts expressly set forth in this Agreement.

3.Term

(a)This Agreement will commence on the Effective Date and continue until it automatically terminates on the earlier of the following (the period from the Effective Date to the date of termination in accordance with this Section 3(a) referred to herein as the “Term”):

i.the receipt by the Corporation of written notice of termination of the Agreement from the Executive Director;

ii.90 days following receipt by the Executive Director of written notice of termination of the Agreement from the Corporation; or

iii.the receipt by the Executive Director of written notice of termination from the Corporation following any breach of a material term of this Agreement or any other misconduct by the Executive Director.

(b)Upon the conclusion of the Term for any reason, the Corporation shall pay to the Executive Director all unpaid Base Fees calculated to the last day of the Term, and for any unreimbursed allowable expenses incurred prior to the conclusion of the Term. There shall be no further liability or monies owed by Corporation to the Executive Director under this Agreement upon the termination of the Executive Director’s engagement to provide the services under this Agreement.

(c)Upon the conclusion of the Term for any reason, the Executive Director shall deliver to the Corporation an executed copy of a release substantially in the form attached as Schedule “B” (the “Release”) in exchange for payment by the Corporation to the Executive Director of US$100,000 (the “Release Payment”). Notwithstanding anything to the contrary in this Agreement, the obligation of the Corporation to make the Release Payment shall be subject to the condition that the Executive Director has delivered to the Corporation an executed copy of the Release and that such Release has become effective, enforceable and irrevocable in accordance with its terms on the date that is no later than 30 days after the date of expiry of the Term.

(d)Upon the conclusion of the Term for any reason, the Executive Director shall continue his role as Chair of the Board of the Corporation, subject and pursuant to appointment by the Board of the Corporation, and a member of the Board of the Corporation, subject and pursuant to the election by shareholders.

4.Relationship

It is understood and agreed that the Executive Director shall be engaged as and shall act at all times as an independent contractor to the Corporation only. The Executive Director is not an employee of Corporation for any purpose whatsoever. Neither this Agreement nor any course of dealing between the parties is intended to create, or shall create, an employment relationship. The Executive Director shall not have, nor shall the Executive Director hold himself out as having, any right, power or authority to create any contract or obligation on behalf of, in the name of, or binding upon the Corporation.

5.Legal Fees

In the event of any contest or dispute between the Corporation and the Executive Director with respect to this Agreement or the Executive Director's appointment hereunder, each of the parties shall be responsible for its respective legal fees and expenses.

6.Restrictive Covenants

The Executive Director agrees to execute and deliver to the Corporation, contemporaneously with the execution and delivery of this Agreement, the confidentiality and non-solicitation agreement annexed hereto as Schedule “A” (the “Restrictive Covenants Agreement”). Such Restrictive Covenants Agreement shall be deemed a material term of this Agreement.

7.Injunctive Relief

It is impossible to measure in money the damages that will accrue to the Corporation or any of its affiliates in the event that the Executive Director breaches any of the restrictive covenants set forth in the Restrictive Covenants Agreement (the “Restrictive Covenants”). In the event that the Executive Director breaches any such Restrictive Covenant, the Corporation or any of its affiliates shall be entitled to an injunction restraining the Executive Director from violating such Restrictive Covenant (without posting any bond), in addition to all other legal rights and remedies available to the Corporation. If the Corporation or any of its affiliates shall institute any action or proceeding to enforce any such Restrictive Covenant, the Executive Director hereby waives the claim or defense that the Corporation or any of its affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Corporation or any of its affiliates has an adequate remedy at law. The foregoing shall not prejudice the Corporation's or any of its affiliates' right to require the Executive Director to account for and pay over to the Corporation or any of its affiliates, and the Executive Director hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Executive Director as a result of any transaction constituting a breach of any of the Restrictive Covenants.

8.Arbitration; Forum Selection

(a)Arbitration - If there is a disagreement or dispute between the parties with respect to this Agreement or the interpretation thereof, to the extent permitted by applicable law, such disagreement or dispute will be referred to binding arbitration to be conducted by a single arbitrator, if the Executive Director and the Corporation agree upon one, otherwise by three arbitrators appointed as hereinafter set out, pursuant to the provisions of the Arbitrations Act 1991 (Ontario) and any amendments thereto, except as modified herein. A party who wishes to arbitrate shall give written notice of such intention to the other party (a “Notice of Intention”). The arbitrator shall be appointed by agreement of the Executive Director and the Corporation or, in default of agreement within ten (10) Business Days of service of the Notice of Intention, each of the Executive Director and the Corporation shall within five (5) Business Days of the expiry of the aforesaid ten (10) Business Day period, select one arbitrator and notify the other of its selection, with the third arbitrator to be chosen by the first two named arbitrators within five (5) Business Days of the expiry of the aforesaid five (5) Business Day period. If one of the parties does not so notify the other of its selection within the prescribed time, then the arbitrator selected by the other party in accordance with the above procedure shall be the sole arbitrator. The arbitration shall be held in a mutually agreed location and may be conducted virtually. The procedure to be followed shall be as agreed by the parties or, in default of agreement, determined by the arbitrator(s), provided, however, that depositions or examinations for discovery will not be allowed but information may be exchanged by other means. The parties will use their best efforts to ensure that the arbitration hearing is conducted no later than sixty (60) days after the arbitrator is, or arbitrators are, selected. The final decision of the arbitrator or arbitrators or any two of the three arbitrators will be furnished to the parties in writing and will constitute a conclusive determination of the issue in question, binding upon the parties, without right of appeal. The fees and expenses of the arbitration shall be in the discretion of the arbitrator(s). Judgment upon the award may be entered in any court of competent jurisdiction.

(b)Forum Selection - The parties hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties or arising out of this Agreement not subject to the arbitration provision in Section

8(a) hereof shall be filed, tried and litigated only in a federal or provincial court located in the Province of Ontario. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

9.Miscellaneous

(a)The Executive Director acknowledges and agrees that the Executive Director has received and has the opportunity to receive good and valuable consideration for his agreement to the terms and conditions of this Agreement and its Schedules notwithstanding the retroactive Effective Date.

(b)Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Corporation:
Open Text Corporation
275 Frank Tompa Drive
Waterloo, Ontario
Canada N2L 0A1
Attention: Corporate Secretary

If to the Executive Director:
P. Thomas Jenkins 10 Market Street
Suite 187
George Town, Grand Cayman
Cayman Islands KY1-9006

or to such other addresses as any party hereto may designate by notice to the others.

(c)This Agreement shall constitute the entire agreement among the parties hereto with respect to the Executive Director's appointment as Executive Chair hereunder and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive Director's appointment as Executive Chair.

(d)This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

(e)The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

(f)The parties hereto hereby represent that they each have the authority to enter into this Agreement, and the Executive Director hereby represents to the Corporation that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Executive Director is a party. The Executive Director hereby further represents to the Corporation that he will not utilize or disclose any confidential information obtained by the Executive Director in connection with any former employment with respect to his duties and responsibilities hereunder.

(g)The Executive Director represents that, as of the date of this Agreement, the Executive Director is not resident in Canada (within the meaning of the Income Tax Act (Canada) and the Executive Director undertakes that, throughout the Term, the Executive Director will maintain his non-Canadian resident status and will not spend 183 days or more in Canada in any given year during the Term of this Agreement.

(h)This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive Director. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume this Agreement in the same manner and to the same extent that the Corporation would have been required to perform it if no such succession had taken place. As used in the Agreement, “the Corporation” shall mean both the Corporation as defined above and any such successor that assumes this Agreement, by operation of law or otherwise.

(i)Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 9(i), be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Corporation shall be implied by the Corporation's forbearance or failure to take action.

(j)All fees and expense reimbursements described above are subject to applicable withholdings and other deductions as required or authorized by law with the intent to recognize non-Canadian resident status and non-American resident status for purposes of withholding taxes on the same basis as they apply to current Director compensation, specifically, application of current company practice of withholding taxes based on Canadian service days as a percentage of total service days for amounts paid in the year.

(k)This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario without reference to its principles of conflicts of law.

(l)This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature.

(m)The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

10.No Derogation - Nothing herein derogates from any rights the Executive Director may have under applicable law, except as set out in this section. The parties agree that the rights and entitlements set out in this Agreement to be paid to the Executive Director are in full satisfaction of any rights or entitlements the Executive Director may have as against the subsidiaries, affiliates and associates of the Corporation as a result of the termination of his appointment with such subsidiaries, affiliates or associates.

11.Currency - All dollars referenced herein are in US dollars unless expressly provided to the contrary.

12.Non-Disparagement - Each of the parties to this Agreement covenants and agrees not to engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the other party, which for the purposes of the Corporation, includes its subsidiaries, affiliates or associates or its and their management. For the sake of clarity, nothing in this Section 12 shall prohibit statements or remarks made in the good faith performance of the Corporation or Executive Director's obligations under this Agreement or in accordance with applicable law.

13.No Set-Off - The existence of any claim, demand, action or cause of action of the Executive Director against the Corporation, whether or not based upon this Agreement, will not constitute a defense to the enforcement by the Corporation of any covenant or agreement of the Executive Director contained herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 11th day of August, 2025.

/s/ P. Thomas Jenkins
P. Thomas Jenkins

OPEN TEXT CORPORATION

By: /s/ David Fraser
Name: David Fraser
Title: Lead Director

Schedule “A”

Restrictive Covenants Agreement

CONFIDENTIALITY AND
NON-SOLICITATION AGREEMENT

I.    Confidential Information. For purposes of this Agreement, the term “confidential information” means all information that is not generally known and which the undersigned obtained from Open Text Corporation or any affiliated company (collectively, the “Company”), or learns, discovers, develops, conceives or creates during the term of the undersigned’s engagement by the Company pursuant to the Executive Chair Agreement effective as of August 11, 2025 between the Company and the undersigned (the “Executive Chair Agreement”), and which relates directly to the business or to assets of the Company. Confidential information includes, but is not limited to: inventions, discoveries, know-how, ideas, computer programs, designs, algorithms, processes and structures, product information, research and development information, lists of clients and other information related thereto, financial data and information, business plans and processes, and any other information of the Company that the Company informs the undersigned, or which the undersigned should know by virtue of the undersigned’s engagement pursuant to the Executive Chair Agreement or the circumstances in which it was learned, is to be kept confidential. Confidential information also includes information obtained by the Company in confidence from its vendors or its clients. Confidential information may or may not be labeled as “confidential”. If the undersigned is unsure as to whether information is “confidential”, the undersigned will ask the Chief Legal Officer of the Company for assistance. Confidential information does not include any information that has been made generally available to the public. It also does not include any general technical skills or general experience gained by the undersigned during the undersigned’s engagement with the Company pursuant to the Executive Chair Agreement.

The undersigned understands that the Company has no objection to the undersigned using these skills and experience in any new business venture, consulting engagement, or employment following the cessation of the undersigned’s engagement with the Company pursuant to the Executive Chair Agreement.

The undersigned recognizes and acknowledges that in the course of the undersigned’s engagement and provision of services to the Company pursuant to the Executive Chair Agreement, the undersigned may obtain knowledge of confidential and proprietary information of a special and unique nature and value and may become familiar with trade secrets of the Company relating to the conduct and details of the Company's business. While the undersigned provides services to the Company pursuant to the Executive Chair Agreement and for a period of three years following the cessation of the undersigned’s engagement pursuant to the Executive Chair Agreement the undersigned agrees to:

A.     keep confidential and hold in secrecy and not disclose, divulge, publish, reveal or otherwise make known, directly or indirectly, or suffer or permit to be disclosed, divulged, published, revealed or otherwise made known to any person whatsoever, or used (except for the benefit and proper purposes of the Company), and shall faithfully do all in the undersigned’s power to assist the Company in holding in secrecy all of the Company's confidential information as defined above; and

B.     keep confidential and hold in secrecy and not disclose, divulge, publish, reveal or otherwise make known, directly or indirectly, or suffer or permit to be disclosed, divulged, published, revealed or otherwise made known to any person whatsoever, or used (except for the benefit and proper purposes of the Company) any and all secrets or confidential information related to the Company's activities or affairs which the undersigned now knows or which are hereafter disclosed or made known to the undersigned or otherwise learned or acquired by the undersigned, including information respecting the business affairs, prospects, operations or strategic plans respecting the Company, which knowledge is gained by the undersigned pursuant to the undersigned’s engagement with the Company pursuant to Executive Chair Agreement and which knowledge is not publicly available or disclosed.

The undersigned also expressly acknowledges that the undersigned and its representatives are expressly subject to the Company’s Insider Trading Policy.

II.     Agreement Not to Solicit.

A.    The undersigned shall not, while the undersigned is engaged by the Company pursuant to the Executive Chair Agreement and for twelve (12) months thereafter (the “Restricted Period”), either on his own behalf or through, on behalf of or in conjunction with any other person or entity, directly or indirectly, solicit, induce or entice away or in any other manner persuade or attempt to persuade any employee or contractor of the Company to discontinue or alter their employment or engagement with the Company. Notwithstanding the foregoing, with respect to the portion of the Restricted Period that follows the termination of the undersigned’s engagement, the terms “employee” and “contractor” refer only to those employees and contractors who the undersigned had business contact with during the twelve (12) months immediately preceding the termination of the engagement, or about which the undersigned learned confidential information.

B. The undersigned shall not, during the Restricted Period, either on his own behalf or through, on behalf of or in conjunction with any other person or entity, directly or indirectly, solicit business from any client or customer of the Company in an attempt to direct any such client or customer away from the Company or to discontinue or alter their business or relationship with the Company. Notwithstanding the foregoing, for the portion of the Restricted Period that follows the termination of the undersigned’s engagement, the terms “client” and “customer” refer only to those clients and customers with which the undersigned had business contact during the twelve (12) months immediately preceding the termination of the engagement, or about which the undersigned learned confidential information.

III.     Return of Documents. Upon the cessation of the undersigned’s engagement with the Company pursuant to Executive Chair Agreement for any reason, the undersigned agrees to return to the Company all records, documents, memoranda, or other papers, copies or recordings, tapes, disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes as are in the possession or control of the undersigned. The undersigned acknowledges and agrees that all such items are strictly confidential and are the sole and exclusive property of the Company.

IV.     General.

A.Nothing in this Agreement shall limit the Executive Director’s fiduciary duties to the Company. The Executive Director represents and warrants that he has complied with and duties that he shall comply with all such duties for as long as they survive.

B.The undersigned further represent and warrant that the undersigned has not entered into any agreement with any previous or present client which would prevent the undersigned from accepting this engagement with the Company or which would prevent the undersigned from lawfully executing this Agreement.

C.All the provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain binding in accordance with its terms.

D.This Agreement and all the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and in the courts of the Province of Ontario there shall be exclusive jurisdiction to determine all disputes relating to this

Agreement and all the rights and obligations created hereby. The undersigned hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

E.The undersigned acknowledges that its engagement by the Company pursuant to the Executive Chair Agreement is contingent on the undersigned’s acceptance and observance of this Agreement, and that such engagement is adequate and sufficient consideration to bind the undersigned to all of the covenants and agreements made by it under this Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the 11th day of August, 2025.

/s/ P. Thomas Jenkins
P. Thomas Jenkins

Schedule “B”

GENERAL RELEASE

1. Release of Claims and Waiver of Rights.

(a)In consideration of any payments being provided to me under the Executive Chair Agreement effective as of August 11, 2025 (the “Executive Chair Agreement”) between the undersigned and Open Text Corporation (the “Company”), as it may have been amended to the date hereof, those payments being good and valuable consideration, the adequacy and sufficiency of which are acknowledged by the undersigned (the “Payments”), I, P. Thomas Jenkins, on my own behalf and on behalf of my heirs, administrators, predecessors, successors and assigns (hereinafter individually and collectively referred to as the “Releasors”), do hereby release, remise and forever discharge the Company, its parent company, subsidiaries, partners, divisions, affiliates, associates and related companies, and each of their respective past and present officers, directors, agents, employees, predecessors, successors, assigns, administrators and heirs, benefit plans and/or committees (hereinafter individually and collectively referred to as the “Releasees”) of and from all manner of actions, causes of action, applications, debts, dues, accounts, covenants, contracts, complaints, obligations, breaches of contract, acts, omissions, damages, costs, losses, fees, expenses, or any other claim connected with the Releasees’ engagement or contract to perform services for the Releasees or the termination of such engagement or contract, which may include without limitation, any claims or complaints that could be made by the Releasors against the Releasees at common law or under any statute, as well as any remedies for losses, entitlements, liabilities, demands, rights of indemnity and all other claims and rights, whether known or unknown, which the Releasors ever had, now have or may in the future have against the Releasees arising in respect of any fact, matter or circumstance existing on or before the date of this General Release, which shall include without limiting the generality of the foregoing, in any way related to related to the undersigned’s engagement (or termination of engagement) with the Company pursuant to the Executive Chair Agreement on or prior to the date on which this General Release is signed.

(b)The terms “claims or complaints” (whether denominated claims, demands, causes of action, obligations, damages or liabilities) include, but are not limited to, any and all claims under any contract with the Company, claims of discrimination, breach of express or implied contract, libel, slander, intentional tort, claims for reinstatement, claims arising under any federal, state, provincial or local common or statutory law; claims for unpaid fees; or any other statutory claim before any state, provincial or federal court, tribunal or administrative agency, arising out of or in any way related to the undersigned’s engagement by the

Company pursuant to the Executive Chair Agreement and the termination of that engagement. The undersigned will not file or permit to be filed on its behalf any such claim.

(c)This General Release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages.

(d)The Releasors agree not to make or continue any claim or complaint, or commence or continue any proceeding involving any entity, or any entity claiming through or under such entity, which might claim any relief, contribution or indemnity or other relief over against any of the Releasees. The Releasors further agree and acknowledge that any payment made to it by the Releasees is not an admission of liability or responsibility by the Releasees and that such liability or responsibility is expressly denied.

(e)And for the said consideration, the Releasors further agree to save harmless and indemnify the Releasees from and against all claims, charges, taxes, interest, penalties or demands which may be made by the Canada Revenue Agency or other government agency requiring the Releasee to pay income tax, charges, remittances, interest or penalties under the Income Tax Act, the Employment Insurance Act or the Canada Pension Plan Act with respect to the payment of the above consideration or the payment of fees or other amounts paid to the Releasors as a result of any engagement or contract to perform services for the Releasees.

(f)This General Release shall not apply to any rights in the nature of indemnification or payments under (i) applicable law, (ii) the charter, bylaws or operating agreements of the Company, (iii) any other previous and still active indemnification agreement, or (iv) applicable directors and officers insurance policies which the undersigned may have with respect to claims against it relating to or arising out of service on the boards of directors (or equivalent) of the Company or its affiliates. Furthermore, notwithstanding anything to the contrary contained in Section 1 of this General Release, the undersigned do not release any of the Releasees from the Company's obligation to timely provide the undersigned with all payments to which the undersigned is entitled pursuant to the terms of this Agreement, or any other obligations of the Company under this Agreement.

(g)Nothing in this Agreement or otherwise limits the undersigned’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission, the Ontario Securities Commission, any other federal, state, provincial or local governmental agency or commission (“Government Agency”) regarding possible legal violations, without disclosure to the Company, provided, however that the undersigned is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. The Company may not retaliate against undersigned for any of these activities, and nothing in this Agreement requires the undersigned to waive any monetary award or other payment that the undersigned might become entitled to from the Securities and Exchange Commission, the Ontario Securities Commission or any other Government Agency.

2. Representations and Covenants. The undersigned hereby represents and agrees to all of the following:

(a) The undersigned has carefully read this General Release.

(b) The undersigned understands this General Release fully.

(c) The undersigned is freely, voluntarily and knowingly releasing the Releasees in accordance with the terms contained above.

(d) Before executing this General Release, the undersigned had twenty-one (21) days to consider his rights and obligations under this General Release.

(e) The period of time the undersigned had to consider its rights and obligations under this General Release was reasonable.

(f) Before signing this General Release, the undersigned was advised to consult with an attorney and given a reasonable period of time to do so and in executing this General Release have not relied on any representation or statement not set forth herein.

(g) For a period of seven (7) days following the date on which the undersigned signs this General Release, the undersigned may revoke it. Any such revocation must be made in writing and received by the Corporate Secretary of the Company, by the seventh day following the date on which the undersigned signs this General Release. The Company's obligation to pay the consideration as set forth in Section 1 above shall not become effective or enforceable until this seven (7) day revocation period has expired without the undersigned having exercised its right to revoke.

(h) There are no pending lawsuits, charges, dispute resolution proceedings, administrative proceedings or other claims of any nature whatsoever, that the undersigned has brought (and which are pending) against any Releasee, in any state, provincial or federal court, before any agency or other administrative body or in any other forum.

(i) The undersigned is not aware of any material violation of any laws or Company policies or procedures by a Company employee or officer that has not been reported to Company officials.

(j) If the undersigned violates its obligations under this Agreement and such violation causes material harm to the Company, the undersigned understand that, in addition to other relief to which the Company may be entitled, the Company shall be entitled to cease providing the payments provided to the undersigned pursuant to Section 1 above unless such violation is cured (if capable of being cured) within 30 days of notification by the Company to the undersigned of such violation (and, following such cure, all suspended payments shall be made in a single lump sum), and this General Release will remain in full force and effect.

(k) If the undersigned should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any matter, cause or thing which is the subject of the release under Section 1 of this General Release, this General Release may be raised as a complete estoppel and bar to any such action, claim or proceeding, and the applicable Releasee may recover from the undersigned all costs incurred in connection with such action, claim or proceeding, including legal fees.

(l) If any provision of this General Release is declared illegal, invalid, or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provisions will immediately become null and void, leaving the remainder of this General Release in full force and effect.

(m) This General Release shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to conflicts of laws principles.

3. Agreed and Accepted. The undersigned agrees to the terms and conditions set out above.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ______ day of ______________, 2025.

___________________________
P. Thomas Jenkins